Exhibit 10.10.1

VENOCO, INC.

2012 STOCK-BASED CASH INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT

This Stock Appreciation Rights Agreement (the “Agreement”), is made as of the        day of December, 2012, by and between Venoco, Inc., a Delaware corporation (the “Company”), and                          (the “Participant”).

RECITAL

The Company desires to provide incentives for Participant to exert maximum efforts for the success of the Company and its Affiliates, and in furtherance of same wishes to enable the Participant to benefit from the increase in value of Denver Parent’s common stock, par value $0.01 per share, pursuant to the terms and conditions of the Venoco, Inc. 2012 Stock-Based Cash Incentive Plan (the “Plan”) and this Agreement.  Capitalized terms not defined herein have the meanings ascribed to them in the Plan.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.                                      GRANT OF STOCK APPRECIATION RIGHT.  The Company has granted to the Participant a stock appreciation right (the “Stock Appreciation Right” or “SAR”) covering                  shares of Common Stock of Denver Parent at a base price of $         per share (the “Base Price”), subject to the terms and conditions of this Agreement and the Plan.

2.                                      TERM.  The Stock Appreciation Rights granted hereby shall expire on                            (the “Expiration Date”), unless sooner terminated or modified under the provisions of this Agreement or the Plan.

3.                                      VESTING.  The Stock Appreciation Right shall vest and shall be exercisable by the Participant in accordance with the following schedule, provided the Participant remains in the Continuous Service of the Company from the date of grant through vesting dates below:

Date	Number of SARs Vested (incremental)

Date of Grant
First Anniversary
Second Anniversary
Third Anniversary
Fourth Anniversary

4.                                      NON-ASSIGNABILITY.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Stock Appreciation Right not specifically permitted in the Plan shall be null and void and without effect.

5.                                      TERMINATION OF CONTINUOUS SERVICE; DEATH OR DISABILITY.  The default provisions of Section 6(c)(v) and (vi) of the Plan shall apply in the event of the termination of Participant’s Continuous Service, Disability, or death prior to the Expiration Date.

6.                                      EXERCISE.

(a)                                 Once vested, this Stock Appreciation Right may be exercised in whole or in part during a designated Exercise Period, at the discretion of the Participant; provided, however, that the Board or the Committee, in their discretion, may establish a minimum amount of shares under this Stock Appreciation Right that may be exercised at any time.  The Participant hereby acknowledges and agrees to comply with any such exercise limitations.

(b)                                 The Stock Appreciation Right shall be exercisable by the delivery to the Secretary of the Company of:

(i)                                     an executed Stock Appreciation Right Exercise Notice in substantially the form attached hereto as Exhibit A or such other form as the Board or the Committee may require from time to time (the “Exercise Notice”); and

(ii)                                  if exercised by anyone other than the Participant, documents reasonably satisfactory to the Company (or counsel for the Company) that such individual is entitled to exercise the Stock Appreciation Right under the terms of the Plan and this Agreement.

(c)                                  Upon exercise, the Company shall pay to the Participant in cash an amount equal to the product of (x) the excess of (A) the Fair Market Value of the Common Stock on the exercise date over (B) the Base Price, multiplied by (y) the number of shares of Common Stock as to which this Stock Appreciation Right is exercised.

7.                                      SECURITIES LAW COMPLIANCE.   The Participant acknowledges that the Stock Appreciation Right is not being registered under the Securities Act or applicable state securities laws.  The Participant, by executing this Agreement, hereby makes the following representations to the Company and to Denver Parent and acknowledges that the Company’s and Denver Parent’s reliance on federal and state securities law exemptions from registration and qualification may be predicated, in substantial part, upon the accuracy of these representations:

(a)                                 The Participant is acquiring the Stock Appreciation Right solely for the Participant’s own account, for investment purposes only, and not with a view or an intent to sell, or to offer for resale, any securities.

(b)                                 The Participant has had an opportunity to ask questions and receive answers from the Company and from Denver Parent regarding the terms and conditions of the Stock Appreciation Right.  The Participant has been furnished with, and/or has access to, such information as he/she considers necessary or appropriate for deciding whether to exercise the

Stock Appreciation Right.  However, in evaluating the merits and risks of an exercise of this Stock Appreciation Right, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

(c)                                  The Participant is aware that the Stock Appreciation Right may be of no practical value and that any value it may have depends on its vesting and exercisability as well as an increase in the value of the underlying shares of Common Stock to an amount in excess of the Base Price.

(d)                                 The Participant has read and understands the restrictions and limitations set forth in the Plan and this Agreement, which are imposed on the Stock Appreciation Right.

(e)                                  At no time was an oral representation made to the Participant relating to the Stock Appreciation Right and the Participant was not presented with or solicited by any promotional meeting or material relating to the Stock Appreciation Right or the Common Stock.

8.                                      PLAN CONTROLLING.  This Stock Appreciation Right and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, which are incorporated herein by this reference. In the event of a conflict or inconsistency between this Agreement and the Plan, the Plan shall govern.  The Participant acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof and of this Agreement.  The Participant acknowledges reading and understanding the Plan and this Agreement.

9.                                      NO STOCKHOLDER RIGHTS.  In no event shall Participant have any rights as a stockholder of Denver Parent or of the Company as a result of the receipt or exercise of this Stock Appreciation Right.

10.                               WITHHOLDING TAXES; 409A.

(a)                                 Withholding.  The Company shall be entitled to perform all applicable federal, state, and local tax withholdings from any amounts payable under this Agreement.

(b)                                 409A.  This Agreement is intended to be exempt from Code Section 409A as a “stock appreciation right not providing for the deferral of compensation,” as described in Treasury Regulation Section 1.409A-1(b)(5)(1)(B), and the parties shall interpret this Agreement accordingly.

11.                               NO LIABILITY OF BOARD COMMITTEE MEMBERS.  No member of the Board or any Committee or their designees shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his or her capacity as a member of the Board or Committee, nor for any mistake of judgment made in good faith.

12.                               AMENDMENT.  The Plan and this Agreement may be amended pursuant to Section 11 of the Plan.  Such amendment must be in writing and signed by the Company.  The Company may, however, unilaterally waive any provision of the this Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.                               ARBITRATION.  Any dispute, controversy or claim arising out of or relating to this Agreement, the Plan, and/or the Exercise Notice, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, will be determined exclusively by confidential, final and binding arbitration in Denver, Colorado, pursuant to the Colorado Arbitration Act and the rules of the American Arbitration Association.  The arbitration shall be before a single neutral arbitrator mutually agreed upon by the parties or, if the parties are unable to agree upon an arbitrator, the arbitrator shall be selected pursuant to C.R.S. Section 13-22-205.  Disputes, controversies or claims subject to final and binding arbitration under this Agreement include, without limitation, all those that could otherwise be tried in court to a judge or jury in the absence of this Section 13.  The Participant and the Company agree that they each expressly waive any rights to have such matters heard or tried before judge or jury in another tribunal.  The arbitrator’s award will be final, binding, and conclusive upon the parties, subject only to judicial review provided by statute, and a judgment rendered on the arbitration award can be entered in any state or federal court having jurisdiction thereof.  Nothing in this Section 13, however, shall limit the right of the parties to stipulate and agree to conduct the arbitration before and pursuant to the then existing rules of any other agreed-upon arbitration services provider.

14.                               NOTICE.  Any notice to be given under the Agreement shall be in writing and addressed to the Company at its principal office in Denver, Colorado to the attention of the Chief Executive Officer, with a copy addressed to the attention of the General Counsel, and to the Participant at the address reflected or last reflected on the Company’s payroll records, or to such other address as is provided by the Participant in writing. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Employee, Director or Consultant, shall be deemed to have been duly given as of the date mailed in accordance with this provision.

15.                               GOVERNING LAW.  This Agreement and all rights arising hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the state of Delaware, without regard to any provisions thereof regarding conflict of laws.

NEITHER THE PLAN NOR THIS AGREEMENT SHALL BE CONSTRUED AS GIVING THE PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OR SERVICE OF THE COMPANY OR ANY AFFILIATE THEREOF, NOR SHALL THEY INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY AFFILIATE THEREOF, AS APPLICABLE, TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE AT ANY TIME WITH OR WITHOUT CAUSE.

* * * * *

Executed as of the day and year first above written.

VENOCO, INC.

By:
Name:
Title:

PARTICIPANT

By:

EXHIBIT A

VENOCO, INC.

2012 STOCK-BASED CASH INCENTIVE PLAN

STOCK APPRECIATION RIGHT EXERCISE NOTICE

The undersigned (the “Participant”) hereby irrevocably gives notice to the Company of Participant’s election to exercise all or a portion of the Stock Appreciation Right granted pursuant to that certain Stock Appreciation Rights Agreement dated as of                              (the “Stock Appreciation Rights Agreement”) under the Venoco, Inc. 2012 Stock-Based Cash Incentive Plan (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Stock Appreciation Rights Agreement, or if not contained therein, in the Plan.

1.                                      Number of Rights Exercised.  Participant hereby exercises the Stock Appreciation Right with respect to             shares of Denver Parent’s Common Stock, effective as of the date this Exercise Notice is delivered to the Secretary of the Company.

2.                                      No Stockholder Rights.  In no event shall the exercise of the Stock Appreciation Right give Participant any stockholder or other ownership rights in Denver Parent or the Company.

3.                                      Exercise Permitted.  By executing this Agreement, the Participant and Company agree that the exercise is permitted under any existing Plan administrative rules or regulations affecting the Stock Appreciation Right.

4.                                      Investment Representations.  The Participant hereby affirms the representations made by the Participant in Section 7 of the Stock Appreciation Rights Agreement, effective as of the date thereof and as of the date hereof.   Such representations are incorporated herein by this reference.

5.                                      Plan and Stock Appreciation Rights Agreement.  The Participant acknowledges that all of his/her rights are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan and the Stock Appreciation Rights Agreement, both of which are incorporated herein by this reference.  If a conflict or inconsistency between the terms and conditions of this Exercise Notice and of the Plan and Stock Appreciation Rights Agreement shall arise, the terms of the Plan and/or Stock Appreciation Rights Agreement shall govern.  The Purchaser acknowledges receipt of a copy of all documents referenced herein and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.  Any controversy or claim arising out of or relating to this Exercise Notice shall be submitted to arbitration in accordance with Section 13 of the Stock Appreciation Rights Agreement, and Delaware law shall apply as provided in Section 15 of the Stock Appreciation Rights Agreement.

6.                                      Entire Agreement.  This Exercise Notice, the Stock Appreciation Rights Agreement, and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.

PARTICIPANT:	ACCEPTED BY:
VENOCO, INC.

By:
Signature

Its:
Print Name

Date

2